Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements:

(1)         Registration Statements on Form S-8 Nos. 333-209998, 333-202709, 333-194634, 333-187206 and 333-180334 pertaining to the 2011 Equity Incentive Plan of AcelRx Pharmaceuticals, Inc.,

(2)         Registration Statements on Form S-8 Nos. 333-209998 and 333-180334 pertaining to the 2011 Equity Incentive Plan and 2011 Employee Stock Purchase Plan of AcelRx Pharmaceuticals, Inc.,

(3)         Registration Statement on Form S-8 No. 333-172409 pertaining to the 2006 Stock Plan, 2011 Equity Incentive Plan and 2011 Employee Stock Purchase Plan of AcelRx Pharmaceuticals, Inc., and

(4)         Registration Statements Form S-3 No. 333-196089, 333-190003, 333-183237, 333-182245 of AcelRx Pharmaceuticals, Inc. and in the related prospectuses;

of our report dated March 12, 2015, except for Note 1 and 7, as to which the date is March 7, 2016, with respect to the consolidated financial statements of AcelRx Pharmaceuticals, Inc., included in this Annual Report on Form 10-K of AcelRx Pharmaceuticals, Inc. for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Redwood City, California

March 2, 2017